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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 31, 2000 included in Illinois Tool Works Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and our report dated May 24, 1999 included in Illinois Tool Works Inc.'s Savings and Investment Plan Annual Report on Form 11-K for the fiscal year ended December 31, 1998 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Chicago, Illinois
May 11, 2000





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